                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement      [ ]   Confidential, for use of the
                                             Commission Only (as permitted by
[ ]   Definitive Proxy Statement             Rule 14a-6(e) (2))
[ ]   Definitive Additional Material
[ ]   Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                International Lottery & Totalizator Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-16(i) (4) and 0-11

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

               INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
                              2131 FARADAY AVENUE
                        CARLSBAD, CALIFORNIA 92008-7297

                           NOTICE OF SPECIAL MEETING

     TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, FOR WHICH A RETURN ENVELOPE IS PROVIDED.

     A Special Meeting of Shareholders of International Lottery & Totalizator Systems, Inc. (the "Company") will be held at 11:00 a.m., Pacific Standard Time, on Tuesday, November 25, 1997 at the Company's corporate headquarters, 2131 Faraday Avenue, Carlsbad, California, for the following purposes:

          1. To approve an amendment to the Company's Articles of Incorporation to provide for the issuance of up to 20,000,000 shares of preferred stock, no par value, in one or more classes or series, having such rights, privileges, designations and preferences as may be determined from time to time by the Board of Directors.

          2. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on October 10, 1997 will be entitled to vote at the meeting. The transfer books will not be closed. The approximate date on which the proxy statement and form of proxy are first being sent or given to shareholders is October 15, 1997.

                                          By order of the Board of Directors,

                                          M. Mark Michalko
                                          President

October 15, 1997
Carlsbad, California

               INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
                              2131 FARADAY AVENUE
                            CARLSBAD, CA 92008-7297

                                PROXY STATEMENT

     Proxies in the form enclosed with this statement are solicited by the Board of Directors of the Company for use at a Special Meeting of Shareholders to be held at the Company's headquarters, 2131 Faraday Avenue, Carlsbad, California, on November 25, 1997, including any adjournments or postponements thereof. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person, and any holder giving a proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will be suspended if the holder is present at the meeting and elects to vote in person.

     The voting securities of the Company consist of shares of Common Stock, no par value ("Common Stock"), of which 18,027,548 shares are outstanding as of October 10, 1997. Only holders of Common Stock of record on the books of the Company at the close of business on October 10, 1997 (the "Record Date") will be entitled to vote at the meeting. Each such holder of Common Stock is entitled to one vote for each said share.

     Votes cast by proxy or in person at the Special Meeting will be counted by the person appointed by the Company to act as Inspector of Election for the Special Meeting. The inspector of election will treat shares represented by proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast." The affirmative vote of a majority of the shares of Common Stock outstanding is, however, required for approval of the proposed amendment to the Company's Articles of Incorporation. As a result, abstentions and "broker non-votes" on that proposal will have the same effect as negative votes.

     The approximate date on which the proxy statement and form of proxy are first being sent or given to shareholders is October 15, 1997.

     The entire cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, the proxy and any additional information furnished to the shareholders will be borne by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, nominees, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

                                    PROPOSAL

                           AMENDMENT OF THE COMPANY'S
                           ARTICLES OF INCORPORATION

     The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company's Articles of Incorporation (the "Amendment") to authorize 20,000,000 shares of Preferred Stock, no par value (the "Preferred Stock").

     The additional Preferred Stock authorized under the Amendment may be issued by the Board of Directors from time to time in one or more series, with rights, preferences, privileges and restrictions designated by the Board without any further vote or action by the shareholders. The issuance of such Preferred Stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. If the Amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Articles of Incorporation (the "Certificate of Amendment") with the Secretary of State of California. A copy of the Certificate of Amendment is set forth as Appendix A to this Proxy Statement and is incorporated herein by this reference.

     Other than the Financing (as described below), at present the Board of Directors has no plans to issue additional shares of Preferred Stock that would be authorized under the Amendment. However, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further shareholder approval, for various purposes including, without limitation, raising capital, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products.

     The shares of Preferred Stock that would become available for issuance if the Amendment were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control of management of the Company. For example, without further shareholder approval, the Board could strategically sell shares of Preferred Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although the Amendment has been prompted by business and financial considerations and not by the threat of hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that approval of the Amendment could facilitate future efforts by the Company to deter or prevent changes in control of the Company.

                               PROPOSED FINANCING

     The Company has been negotiating the issuance and sale of shares of Series A Redeemable Preferred Stock (the "Series A Preferred Stock") in a $5 million private placement (the "Financing"), on the terms and conditions outlined below.

     The purchaser in the Financing would be Berjaya Lottery Management (H.K.) Limited ("Berjaya") which owns approximately 36.6% of the Company's outstanding shares of Common Stock. Berjaya has three representatives on the Company's Board of Directors and Berjaya-affiliated lotteries are customers of the Company. The sale of Series A Preferred Stock in the Financing would be made as a private placement in reliance on Regulation D promulgated under the Securities Act 1933, as amended (the "Act"), which offers an exemption from the registration requirements under the Act, and would be consummated without further shareholder approval.

     Background. In order to strengthen the Company's financial resources and capabilities so that the Company could more favorably respond to lottery customers' requests for proposal, the Company decided in late 1996 to seek financing proposals and retained a financial adviser to assist in that process. Proposals for financing from banks and other financial institutions have been presented to the Company's Board of Directors, but all proposals were at high interest or dividend rates, conversion discounts and required substantial placement or commitment fees. Therefore the Board determined not to pursue any financing from the sources presented.

     As a result of the Company not having received an attractive financing proposal from another source, at the Company's request, Berjaya offered to provide financing to the Company. The Company has appointed a special committee of the Board of Directors comprised of directors not affiliated with Berjaya (the "Affiliations Committee") to evaluate the terms of any financing with Berjaya. The Affiliations Committee members are Messrs., Frederick A. Brunn, Board Chairman, Theodore A. Johnson and Martin J. O'Meara Jr., with Company President M. Mark Michalko as a non-voting committee member. The Affiliations Committee has reviewed and approved the Financing as currently proposed, including the terms of the Series A Preferred Stock described below.

     Terms of Series A Preferred Stock. The principal terms of the Financing, including the rights, preferences and privileges of the Series A Preferred Stock as currently proposed are described below. Although the final terms of the Financing, including the rights, preferences and privileges of the Series A

Preferred Stock, will be determined by final negotiations between the Affiliations Committee and Berjaya, the terms are not expected to differ in any material manner from the terms described below.

     General. Berjaya would purchase shares of Series A Preferred Stock for an aggregate purchase price of $5 million. The number of shares to be purchased and the per share purchase price would be based on the average of the final bid and asked price for the Company's Common Stock on NASDAQ on the date of issuance. If consummated, the Company intends to use the proceeds of the Financing for general corporate purposes relating to lottery projects the Company may choose to pursue.

     Redemption. Berjaya may require the Company to redeem shares of Series A Preferred Stock at any time after the third anniversary of the date of issuance at a redemption price equal to the purchase price of the shares to be redeemed, together with any accrued but unpaid dividends through the redemption date (the "Redemption Price"). The Company may redeem shares of Series A Preferred Stock at any time after the fifth anniversary of the date of issuance at the Redemption Price.

     Liquidation Preference. In the event of any liquidation or winding up of the Company, the holders of the Series A Preferred Stock will be entitled to receive, prior and in preference to the holders of Common Stock, an amount equal to the purchase price for the Series A Preferred Stock, plus any cumulative but unpaid dividends. Thereafter, the remaining assets shall be distributed ratably to the holders of the Common Stock. A merger of the Company in which the Company is not the surviving entity or a sale of all or substantially all of the Company's assets shall be deemed to be a liquidation or winding up for purposes of this liquidation preference.

     Dividends. The Series A Preferred Stock would be entitled to a cumulative annual dividend of 8% (eight percent), payable quarterly on the 15th day of February, May, August and November.

     Voting Rights; Restrictive Covenants. The holder of a share of Series A Preferred Stock shall have one vote for each share and shall vote with holders of shares of Common Stock (as a single voting group) on all matters brought before the shareholders, except as otherwise required by law. In addition, as long as 20% or more of the shares of Series A Preferred Stock is outstanding, the Company may not, without the approval of holders representing a majority of the Series A Preferred Stock, grant superior rights to any class of capital stock as to payment upon liquidation, dissolution or winding up; amend its Articles of Incorporation or By-laws in any way which would adversely affect the rights and preferences of the holders of the Series A Preferred Stock as a class; or redeem or repurchase shares of outstanding Common Stock.

     Conversion Rights. Each share of Series A Preferred Stock will be convertible into one share of Company Common Stock at any time after issuance, subject to customary anti-dilution adjustments.

     Restricted Securities; Non-Transferability. The shares of Series A Preferred Stock will not be registered under the Act or any other applicable securities laws and will be deemed to be "restricted securities" under the Act. The shares of Series A Preferred Stock will not be transferable, except in a private sale (subject to applicable law) to a purchaser who agrees to be bound by the transfer restriction and other terms of the Series A Preferred Stock.

                    CONSEQUENCES OF NON-APPROVAL OF PROPOSAL

     The Company believes that obtaining additional capitalization is critical to its ability to bid on lottery proposals which the Company has already received and other proposals which are expected in the future. Although the Company has no outstanding debt securities, some lottery customers have indicated that the Company's capitalization should be increased or the Company's lottery bids would be adversely affected. If shareholder approval is not obtained to authorize the preferred shares under the Amendment, the Company will seek independent financing from other sources which would be in a form other than preferred stock. The Affiliations Committee believes, however, that any such other financing would likely be available, if at all, only on terms substantially less favorable than those of the Financing.

                     RECOMMENDATIONS OF BOARD OF DIRECTORS

     The affirmative vote of the holders of a majority of the shares of the Common Stock outstanding will be required to approve the Amendment. As a result, abstentions and "broker non-votes" will have the same effect as negative votes. Berjaya owns 6,600,000 shares of Common Stock of the Company or 36.6% of the outstanding shares and has indicated to the Company that it intends to vote in favor of the Amendment. If the Amendment is approved by the shareholders, there is no further shareholder action required for the Company to complete the Financing. The final terms of the Financing, including the rights, preferences and privileges of the Series A Preferred Stock, will be determined by final negotiations between the Affiliations Committee and Berjaya.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE AMENDMENT.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the shares of the Company's Common Stock as of September 26, 1997 by (i) each director of the Company, (ii) executive officers, (iii) executive officers and directors of the Company as a group and (iv) each person or entity who is a beneficial owner of more than 5% of the Company's outstanding Common Stock. For purposes of this proxy statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                                            SHARES OF
                                                                           COMMON STOCK
                                                                        BENEFICIALLY OWNED
                                                                  ------------------------------
                                                                                        PERCENT
                    NAME OF BENEFICIAL OWNER                       AMOUNT               OF CLASS
----------------------------------------------------------------  ---------             --------
Directors
Frederick A. Brunn..............................................    161,554(A)                *
Chan Kien Sing..................................................     30,000(B)                *
Theodore A. Johnson.............................................     55,825(B)                *
M. Mark Michalko................................................     43,387(A)                *
Ng Aik Chin.....................................................     10,465(A)                *
Ng Foo Leong....................................................     30,000(B)                *
Martin J. O'Meara, Jr. .........................................    221,226(B)                *
Sir Michael G.R. Sandberg.......................................    110,000(B)                *
Executive Officers (excluding those listed above)
Timothy R. Groth................................................     15,546(A)                *
Dennis D. Klahn.................................................     11,769(A)                *
Lawrence E. Logue...............................................      6,568(A)                *
Robert F. McPhail...............................................    111,354(A)                *
All directors and executive officers as a group (12 persons)....    807,694(A)(B)(C)        4.5%
Significant Shareholder
Berjaya Lottery Management (H.K.) Limited.......................  6,600,000(C)             36.6%
Level 28, Shahzan Prudential Tower
30 Jalan Sultan Ismail
5020 Kuala Lumpur, Malaysia

---------------

(A) Includes the number of shares of Common Stock subject to unexercised stock options which were exercisable within 60 days under the Company's 1986, 1988 and 1990 Employee Stock Option Plans as follows: 116,750 for Mr. Brunn; 13,000 for Mr. Groth; 8,000 for Mr. Klahn; 2,500 for Mr. Logue; 80,000 for Mr. McPhail; 30,750 for Mr. Michalko; 5,500 for Mr. Aik Chin Ng; and 256,500 for all executive officers as a group.

(B) Includes the number of shares of Common Stock subject to unexercised stock options which were exercisable within 60 days under the Company's 1993 Directors' Stock Option Plan which for each such outside director is 30,000 and 150,000 for all such directors as a group.

(C) Mr. Chan Kien Sing and Mr. Ng Foo Leong are employees of an affiliate of Berjaya Lottery Management (H.K.) Limited. Mr. Aik Chin Ng is also a designee of Berjaya to the Company's Board of Directors. Each disclaims beneficial ownership of such shares.

 *   Less than one percent of the outstanding common shares.

                                 OTHER MATTERS

     Management knows of no business which will be presented for consideration at the Special Meeting other than that stated in the Notice of Special Meeting. However, if any such matter shall properly come before the meeting, the persons named in the enclosed proxy form will vote the same in accordance with their best judgement.

     Management does not expect a representative from the Company's independent accountants, Ernst & Young to attend the Special Meeting.

     Shareholder proposals for presentation at the 1998 Annual Meeting must be received by the Company no later than December 8, 1997 to be considered for inclusion in the 1998 proxy and proxy statement.

                                          By order of the Board of Directors,

                                          M. Mark Michalko
                                          President

Carlsbad, California

                                                                      APPENDIX A

                    CERTIFICATE OF AMENDMENT OF ARTICLES OF
                                INCORPORATION OF
               INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
                            A CALIFORNIA CORPORATION

M. Mark Michalko and Lawrence E. Logue certify that:

     1. They are the President and Secretary of International Lottery & Totalizator Systems, Inc., a California corporation.

     2. The Articles of Incorporation of said corporation shall be amended by revising Article Four to read as follows:

          "FOUR: This corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock," and referred to either as Common Stock or Common shares and Preferred Stock or Preferred shares, respectively. The authorized number of shares of Common Stock is 50,000,000 and the authorized number of shares of Preferred Stock is 20,000,000.

          The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, privileges, designations, preferences and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series."

     3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares is 18,027,548. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:             , 1997

                                          --------------------------------------
                                          M. Mark Michalko, President

                                          --------------------------------------
                                          Lawrence E. Logue, Secretary

                INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.

                               PROXY SOLICITED BY
                         THE BOARD OF DIRECTORS FOR THE
                         SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 25, 1997


      The undersigned hereby appoints M. Mark Michalko and Lawrence E. Logue and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of which the undersigned may be entitled to vote at the Special Meeting of International Lottery & Totalizator Systems, Inc. to be held at 2131 Faraday Avenue, Carlsbad, California on November 25, 1997 at 11:00 a.m., (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

      UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

PROPOSAL 1: To approve an amendment to the Company's Articles of Incorporation to provide for the issuance of up to 20,000,000 shares of preferred stock, no par value, in one or more classes or series, having such rights, privileges, designations and preferences as may be determined from time to time by the Board of Directors.

               [ ]  FOR     [ ]   AGAINST      [ ]   ABSTAIN


                   (Continued and to be signed on other side)

DATED __________________________________

______________________________________


                                       --------------------------------------
                                            SIGNATURE(S)


                                       Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If a signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.



PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.

      The undersigned hereby appoints M. Mark Michalko and Lawrence E. Logue proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote as designated on the other side, all the shares of stock of International Lottery & Totalizator Systems, Inc., standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Shareholders to be held November 25, 1997 at 11:00 a.m., (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.


       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

The Board of Directors recommends a vote for:

                                                       FOR     AGAINST   ABSTAIN

Proposal -      Amendment of the Company's             [ ]       [ ]       [ ]
                Articles of Incorporation to
                provide for the issuance of up
                to 20,000,000 shares of preferred
                stock, no par value, in one or
                more classes or series, having
                such rights, privileges, designations
                and preferences as may be determined
                from time to time by the Board of
                Directors.

Signature(s) ________________________________________________ DATE _________
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.